As filed with the Securities and Exchange Commission on May 19, 2005
                                                  Registration No. 33-43802

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                    __________________________________

                      POST-EFFECTIVE AMENDMENT NO. 1
                                    TO
                                 FORM S-8
                          REGISTRATION STATEMENT
                     UNDER THE SECURITIES ACT OF 1933
                    ___________________________________

                            Temple-Inland Inc.
          (Exact name of registrant as specified in its charter)

     Delaware                                        75-1903917
(State or other jurisdiction of           (IRS Employer Identification No.)
 incorporation or organization)

                        1300 MoPac Expressway South
                            Austin, Texas 78746
       (Address of principal executive offices, including Zip code)

                               Temple-Inland
                        Savings and Retirement Plan
                         (Full title of the plan)

                         J. Bradley Johnston, Esq.
                            Temple-Inland Inc.
                        1300 MoPac Expressway South
                           Austin, Texas  78746
                              (512) 434-5800
                   (Name, address, and telephone number,
                including area code, of agent for service)

                      CALCULATION OF REGISTRATION FEE

                                 Proposed       Proposed
   Title of     Amount to be     Maximum        Maximum       Amount of
Securities to    Registered      Offering      Aggregate     Registration
      be                        Price Per       Offering         Fee
  Registered                      Share          Price
  ----------     -----------    ---------    -------------    ---------
Common Stock,
  $1.00 par    2,250,000 (2)    $33.93(2)    $76,342,500(2)     $8,986
  value (1)

(1) Including the related Preferred Stock Purchase Rights issued or to be issued in the amount of one-half right per share pursuant to the Rights Agreement, dated February 20, 1999, between Temple-Inland Inc. and EquiServe Trust Company, N.A., as successor to First Chicago Trust Company of New York, as Rights Agent.

(2) Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended , solely for the purpose of calculating the registration fee. The price shown is the average of the high and low prices for shares of the Registrant's Common Stock on May 17, 2005, on the New York Stock Exchange.


The Index to Exhibits appears on page 5.                 Page 1 of 11 pages

                        EXPLANATORY NOTE

     This Post Effective Amendment No. 1 is made to Temple-Inland Inc.'s Registration Statement on Form S-8, File No. 33-43802, filed November 6, 1991 (the "Registration Statement") and relating to Temple-Inland Savings and Retirement Plan (the "Plan"). This Post-Effective Amendment is made to increase the number of shares registered under the Plan by 2,250,000 shares. The contents of the Registration Statement are incorporated herein by reference as if fully set forth herein.

                             PART II

         INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference.

     The following documents filed by Temple-Inland Inc. ("Temple-Inland") with the Securities and Exchange Commission (the
"Commission") are hereby incorporated herein by reference and shall be deemed a part hereof:

     * Annual Report on Form 10-K for the year ended January 1,
       2005;
     * Quarterly Report on Form 10-K for the quarter ended April 2,
       2005;
     * Proxy Statement prepared in connection with the annual meeting of stockholders to be held May 6, 2005, excluding the Report of the Compensation Committee on Executive Compensation on pages 13 through 15 thereof, the Performance Graph on page 21 thereof, and the Report of the Audit Committee on page 22 thereof;
     * The Current Reports on Form 8-K filed by Temple-Inland with the Commission on the following dates:
          *    February 4, 2005;
          *    February 8, 2005;
          *    February 11, 2005;
          *    February 18, 2005;
          *    February 18, 2005 (as amended on March 11, 2005);
          *    March 24, 2005;
          *    May 10, 2005; and
          *    May 17, 2005; and
     * The description of Temple-Inland's common stock, which is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), contained in the Registration Statement on Form 8-A filed with the Commission on December 7, 1983, which incorporates by reference the description of Temple-Inland's common stock contained in the Registration Statement on Form S-1 (No. 33-7091) under the heading "Description of Common Stock," including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by Temple-Inland with the Commission under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 5.        Interests of Named Experts and Counsel.

     The opinion as to the validity of the shares of Common Stock, the issuance of which is being registered hereby, is being given by J. Bradley Johnston, Esq., who is the General Counsel of Temple-Inland. As of May 17, 2005, Mr. Johnston was deemed to be the beneficial owner of 61,721 shares of the Common Stock (including options exercisable within 60 days).

Item 8.        Exhibits.

Exhibit
Number     Exhibit
------     -------------------------------------------------
4.01    -  Certificate of Incorporation of Temple-Inland (1),
           as amended effective May 4, 1987 (2), as amended effective May 4, 1990 (3)
4.02    -  By-laws  of the Company as amended and restated  May
           2, 2002(4)
4.03    -  Form  of  Specimen Common Stock Certificate  of  the
           Company(5)
4.04    -  Certificate of Designation, Preferences and Rights
           of Series A Junior Participating Preferred Stock, dated February 16, 1989(6)
4.05    -  Rights Agreement, dated February 20, 1999, between
           the Company and First Chicago Trust Company of New York, as Rights Agent(7)
5.01    -  Opinion of J. Bradley Johnston, Esq., General
           Counsel of the Registrant, as to validity of Common Stock being registered (8)
23.01   -  Consent of Independent Auditors (Ernst & Young  LLP)
           (8)
23.02   -  Consent of Attorneys (J. Bradley Johnston, Esq.)
           (included in his opinion filed as Exhibit 5.01) (8)
24.01   -  Powers of Attorney for Directors (8)
________________________

     (1) Incorporated by reference to Registration Statement No. 2-87570 on Form S-1 filed by Temple-Inland with the Commission.
     (2) Incorporated by reference to Post-Effective Amendment No. 2 to the Registration Statement No. 2-88202 on Form S-8 filed by Temple-Inland with the Commission.
     (3) Incorporated by reference to Post-Effective Amendment No. 1 to Registration Statement No. 33-25650 on Form S-8 filed by Temple-Inland with the Commission.
     (4) Incorporated by reference to the Company's Form 10-Q for the period ended September 28, 2002.
     (5) Incorporated by reference to the indicated Exhibit filed with Registration Statement No. 33-27286 on Form S-8 filed by Temple-Inland with the Commission.
     (6) Incorporated by reference to the Annual Report on Form 10-K for the fiscal year ended December 31, 1988, filed by Temple-Inland with the Commission.
     (7) Incorporated by reference to the Registration Statement on Form 8A, filed by Temple-Inland with the Commission on February 19, 1999.
     (8)  Filed herewith.

                           SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on this 19th day of May 2005.

                                   TEMPLE-INLAND INC.
                                      (Registrant)


                                 By:   /s/ Kenneth M. Jastrow, II
                                    ------------------------------
                                       Kenneth    M. Jastrow,II
                                       Chairman of the Board and
                                       Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

       Signature                    Capacity              Date
       ---------                    --------              ----
                              Director, Chairman       May 19, 2005
/s/ Kenneth M. Jastrow, II      of the Board, and
--------------------------      Chief Executive
  Kenneth M. Jastrow, II        Officer

  /s/ Randall D. Levy         Chief Financial          May 19, 2005
--------------------------      Officer
    Randall D. Levy

  /s/ Louis R. Brill          Vice President and       May 19, 2005
--------------------------      Chief Accounting
     Louis R. Brill             Officer

           *                  Director                 May 19, 2005
--------------------------
Afsaneh Mashayekhi Beschloss

           *                  Director                 May 19, 2005
--------------------------
   Donald M. Carlton
           *                  Director                 May 19, 2005
--------------------------
   Cassandra C. Carr
           *                  Director                 May 19, 2005
--------------------------
  E. Linn Draper, Jr.
           *                  Director                 May 19, 2005
--------------------------
   James T. Hackett
           *                  Director                 May 19, 2005
--------------------------
   Jeffrey M. Heller
           *                  Director                 May 19, 2005
--------------------------
   James A. Johnson
           *                  Director                 May 19, 2005
--------------------------
     W. Allen Reed
           *                  Director                 May 19, 2005
--------------------------
   Arthur Temple III
           *                  Director                 May 19, 2005
--------------------------
    Larry E. Temple

* By:    /s/ Leslie K. O'Neal
     --------------------------
         Leslie K. O'Neal,
         Attorney-in-Fact

                        INDEX TO EXHIBITS

Exhibit
No.       Description                                   Page No.
-------   --------------------------------------------  --------
 5.01     Opinion of J. Bradley Johnston, Esq.              6
23.01     Consent  of  Independent Auditors  (Ernst &       8
          Young LLP)
23.02     Consent of Attorney (included in the opinion     NA
          filed as Exhibit 5.01)
24.01     Power of Attorney for Directors                  10